UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2024, Nuwellis, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) pursuant to which the Company agreed to sell, in a registered direct offering (the “Registered Offering”), an aggregate of 469,340 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $4.24 per Share and accompanying Common Warrant (as defined below).

The Shares are being sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-280647), including a base prospectus contained therein, which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2024, and was declared effective by the SEC on July 9, 2024, and a related prospectus supplement, dated July 24, 2024, related to the Registered Offering.

Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offering”), the Company also agreed to sell and issue to the Purchasers warrants (the “Common Warrants”) to purchase up to 938,680 shares of Common Stock (the “Common Warrant Shares”). The Common Warrants have an exercise price of $3.99 per share, are immediately exercisable and expire five years from the date of issuance.

The net proceeds of the Offering, after deducting the Placement Agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Warrants, will be approximately $1.6 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering is expected to close on or about July 25, 2024, subject to satisfaction of customary closing conditions.

In the Purchase Agreement, the Company agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for thirty (30) days after the closing date of the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) for one hundred eighty (180) days after the closing date of the Offering, subject to certain exceptions.

Pursuant to the Purchase Agreement, the Purchasers have been granted a right of participation for a period of 12 months following the closing of the Offering in any issuance by the Company of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof, of up to an amount equal to 40% of the subsequent financing on the same terms, conditions and price provided for in the subsequent financing.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement and the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

In connection with the Private Placement, the Company will be obligated to file a registration statement with the SEC to register the Common Warrant Shares under the Securities Act, within 30 days of the closing of the Offering and have such registration statement declared effective by the SEC within 60 days of such closing.

Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent as compensation a cash fee equal to 7.0% of the gross proceeds of the Offering plus reimbursement of certain expenses and legal fees.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreement and the Common Warrants is not complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, the form of Purchase Agreement  and the form of Common Warrant, copies of which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion, including the related consent, of Honigman LLP relating to the legality of the issuance and sale of Shares in the Registered Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company has agreed to issue the Common Warrants pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Common Warrant Shares pursuant to the same exemption. The description of the Common Warrants under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The form of Common Warrant has been filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On July 24, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Exhibit Description
4.1	Form of Common Warrant
5.1	Opinion of Honigman LLP
10.1	Placement Agency Agreement, dated July 24, 2024, between the Company and Roth Capital Partners, LLC
10.2	Form of Securities Purchase Agreement
23.1	Consent of Honigman LLP (included in Exhibit 5.1)
99.1	Press Release dated July 24, 2024, announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2024	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
Name:	Nestor Jaramillo, Jr.
Title:	President and Chief Executive Officer